UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Howe
On February 4, 2020, the Board of Directors (the “Board”) of Conformis, Inc. (the “Company”) appointed Robert Howe to the positions of Chief Financial Officer, Principal Financial Officer and Treasurer of the Company, effective as of February 17, 2020. Mr. Howe will succeed Frederick Driscoll, whose service as the Company’s interim Chief Financial Officer, Principal Financial Officer and Treasurer will end effective as of February 16, 2020.
Mr. Howe, age 50, previously served as the Vice President of Finance and Corporate Controller at NxStage Medical, Inc., from May 2015 to February 2020. Prior to joining NxStage Medical, Mr. Howe served as Vice President, Financial Planning and Analysis - Cardio & Vascular Division at Lake Region Medical Inc. from August 2014 to May 2015 and Senior Director of Financial Planning and Analysis for its Advanced Surgical Division from July 2013 to August 2014. Prior to that, he held various leadership positions at Boston Scientific Corporation. Mr. Howe received his M.B.A. degree from Boston University and his B.S. degree in Finance and Entrepreneurial Studies from Babson College.
In connection with his employment with the Company, the Company entered into an employment agreement with Mr. Howe, effective February 17, 2020 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $340,000 and a one-time signing bonus of $90,000, subject in the case of the signing bonus to repayment by Mr. Howe to the Company if he leaves the Company due to a voluntary termination or is terminated for cause (each as defined in the Employment Agreement) within the first year of his employment. Mr. Howe is also eligible, in the sole discretion of the Compensation Committee of the Board (the “Committee”), to receive an annual bonus of at least forty percent (40%) of his annual base salary.
In addition, the Board granted Mr. Howe (i) an inducement restricted stock unit award of 125,000 shares of the Company’s common stock, which will vest in four equal annual installments on the anniversary of February 17, 2020, in each case subject to Mr. Howe’s continued employment with the Company; and (ii) an inducement option to purchase 125,000 shares of the Company’s common stock, of which 25% will vest on February 17, 2021, with the remainder vesting in equal monthly installments for three years thereafter, in each case subject to Mr. Howe’s continued employment with the Company. The option has an exercise price equal to the closing price per share on February 17, 2020.
Additionally, the Employment Agreement provides that Mr. Howe’s employment with the Company is at will and may be terminated by either party at any time for any or no reason or cause. In the event the Company terminates his employment other than for cause, or if Mr. Howe terminates his employment with us for good reason, the Company is obligated to continue to pay his base salary for a period of twelve months; to the extent allowed by applicable law and the terms of the applicable policies, continue to provide Mr. Howe and certain of his dependents with group health insurance for a period of twelve months; and pay to him any bonus earned by him and approved by the board for the year prior to such termination, unless already paid. In the event of a change in control of the Company, any outstanding equity awards held by Mr. Howe will become fully vested and exercisable or free from forfeiture or transfer restrictions.
There is no arrangement or understanding between Mr. Howe or any other person pursuant to which he was selected as an officer. Mr. Howe has no family relationship with any of the Company’s officers or directors and neither has any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.
On February 5, 2020, the Company issued a press release announcing Mr. Howe’s appointment. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Departure of Frederick Driscoll
The foregoing appointment is being made in connection with the departure of Frederick Driscoll. In connection with his departure, Mr. Driscoll will cease to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of the Company, effective as of February 16, 2020.   Mr. Driscoll will assist the Company in transitioning his responsibilities through the date of his departure and will serve as a consultant to the Company following his departure. In connection with Mr. Driscoll’s advisory services, the Company and Mr. Driscoll entered into a Consulting Agreement (the “Consulting Agreement”), effective on February 17, 2020. Under the terms of the Consulting Agreement, Mr. Driscoll has agreed to provide certain consulting services to the Company for a period commencing on February 17, 2020, and concluding on March 31, 2020. For his services, Mr. Driscoll will be compensated with a cash payment at a fixed rate of $450 per hour for the period starting February 17, 2020 through March 31, 2020. Mr. Driscoll will also be paid a one-time bonus of $20,000 upon the expiration of the Consulting Agreement and so long as certain conditions are satisfied.
As part of the Consulting Agreement, Mr. Driscoll has agreed to abide by the terms and conditions set forth in the Employee Confidential Information, Inventions, Non-Competition, and Non-Solicitation Agreement, dated as of October 23, 2019, by and between the Company and Mr. Driscoll. Mr. Driscoll and the Company have also agreed to customary covenants relating to confidential information and intellectual property of the Company.
The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

2020 Incentive Program
On February 4, 2020, as part of the Company’s annual compensation-setting process, the Committee recommended, and the Board approved, an employee incentive compensation program for the 2020 calendar year (the “2020 Incentive Program”). Under the 2020 Incentive Program, certain Company employees, including named executive officers, are eligible to earn a cash bonus. Each of the Company’s executive officers is eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows: Mark Augusti, the Company’s President and Chief Executive Officer: up to 85%; Robert Howe, the Company’s Chief Financial Officer: up to 40%; and J. Brent Alldredge, the Company’s Chief Legal Officer and Corporate Secretary: up to 40%. The cash bonus is based on a combination of Company financial and individual performance in 2020, including achieving product revenue, gross margin and operating expense performance targets based on recommendations from the Committee, and, subject to performance under the 2020 Incentive Program, any cash bonus is to be paid on or before March 15, 2021, subject to each recipient’s continued employment through the payout date. It is anticipated that any cash bonus under the 2020 Incentive Program will be paid either in cash or restricted shares of the Company’s common stock, in lieu of cash, and will be consistent with the terms of the Company’s 2015 Stock Incentive Plan. The determination of whether a bonus will be granted to any employee, and the amount of any such bonus, will also be determined by the Board in its sole discretion.
On February 4, 2020, the Company issued award letters under the 2020 Incentive Program to Mr. Augusti and Mr. Alldredge, consistent with the Form of 2020 Incentive Compensation Program Award Letter and providing for cash bonuses up to the maximum percentage of base salary allowed under the 2020 Incentive Program, subject to the Company’s and each recipient’s performance over the course of 2020. The Company will issue an award letter under the 2020 Incentive Program to Mr. Howe on February 17, 2020, provided Mr. Howe commences employment with Conformis on such date, consistent with the Form of 2020 Incentive Compensation Program Award Letter and providing for cash bonuses up to the maximum percentage of base salary allowed under the 2020 Incentive Program, subject to the Company’s and Mr. Howe’s performance over the course of 2020.
The foregoing description is qualified by reference to the Form of 2020 Incentive Compensation Program Award Letter, filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of 2020 Incentive Compensation Program Award Letter
99.1*	Press Release of Conformis, Inc., dated February 5, 2020

*Furnished herewith

Cautionary Statement Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: February 5, 2020	By:	/s/ Frederick W. Driscoll
Frederick W. Driscoll
Interim Chief Financial Officer